                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            GREY ADVERTISING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

GREY
                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 17, 1998

To the Stockholders of
  GREY ADVERTISING INC.

     The Annual Meeting of Stockholders of Grey Advertising Inc. ("Company") will be held at the offices of the Atlanta division of the Company's public relations subsidiary, The GCI Group Inc., 1355 Peachtree Street, N.E., Atlanta, Georgia on August 17, 1998 at 8:00 A.M., local time, for the following purposes:

          (1) To elect one director to hold office for a three year term.

          (2) To consider and take action on a proposal to approve the Company's 1998 Senior Management Incentive Plan.

          (3) To consider and take action on a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 1998.

          (4) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on July 7, 1998, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                                     STEVEN G. FELSHER
                                                         Secretary

New York, New York
July 27, 1998

        PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES
                AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 17, 1998

     This Proxy Statement is being mailed to stockholders on or about July 27, 1998 in connection with the solicitation of proxies by the Board of Directors of Grey Advertising Inc. ("Company") for the Annual Meeting of Stockholders to be held at the offices of the Atlanta division of the Company's public relations subsidiary, The GCI Group Inc., 1355 Peachtree Street, N.E., Atlanta, Georgia on August 17, 1998 at 8:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The vote required to approve the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, is set forth in the sections describing such matters.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ("10-K"). STOCKHOLDERS DESIRING TO OBTAIN A COPY OF THE 10-K SHOULD ADDRESS WRITTEN REQUESTS TO MS. SUZANNE P. DIEGMANN, ASSISTANT SECRETARY, GREY ADVERTISING INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017.

                               VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on July 7, 1998, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting. On July 7, 1998, the Company had outstanding 966,240 shares of Common Stock and 271,833 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of the record date, no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below:

                                                                              AMOUNT OF
                                                                              SHARES AND
                                                                              NATURE OF
                                              NAME AND ADDRESS                BENEFICIAL
                                                OF RECORD OR                  OR RECORD        PERCENTAGE
          TITLE OF CLASS                      BENEFICIAL OWNER                OWNERSHIP         OF CLASS
          --------------                      ----------------                ----------       ----------
Common Stock......................    Edward H. Meyer, as Voting              167,696(a)          17.4
                                      Trustee under a Voting Trust
                                      Agreement, dated as of February
                                      24, 1986, and as subsequently
                                      amended ("Voting Trust
                                      Agreement"), among the Voting
                                      Trustee, the Company and the
                                      Beneficiaries of the Voting Trust
                                      Agreement
                                      777 Third Avenue
                                      New York, New York 10017
                                      Edward H. Meyer                         182,137(b)          18.9
                                      777 Third Avenue
                                      New York, New York 10017
                                      The committee administering the          46,032(c)           4.8
                                      Company's Employee Stock
                                      Ownership Plan
                                      777 Third Avenue
                                      New York, New York 10017
                                      Tweedy Browne Company L.P.               59,474(d)           6.2
                                      52 Vanderbilt Avenue
                                      New York, New York 10017
                                      T. Rowe Price Associates, Inc.           62,985(e)           6.5
                                      100 E. Pratt Street
                                      Baltimore, Maryland 21202
                                      All executive officers and              298,081(f)          30.9
                                      directors as a group

                                                                              AMOUNT OF
                                                                              SHARES AND
                                                                              NATURE OF
                                              NAME AND ADDRESS                BENEFICIAL
                                                OF RECORD OR                  OR RECORD        PERCENTAGE
          TITLE OF CLASS                      BENEFICIAL OWNER                OWNERSHIP         OF CLASS
          --------------                      ----------------                ----------       ----------
Class B Stock.....................    Edward H. Meyer, as Voting              158,056(a)          58.1
                                      Trustee under the Voting Trust
                                      Agreement
                                      777 Third Avenue
                                      New York, New York 10017
                                      Edward H. Meyer                         135,573(b)          49.9
                                      777 Third Avenue
                                      New York, New York 10017
                                      The committee administering the          56,944(c)          21.0
                                      Company's Employee Stock
                                      Ownership Plan
                                      777 Third Avenue
                                      New York, New York 10017
                                      All executive officers and              241,620(f)          88.9
                                      directors as a group
Series I, Series II and Series III
  Preferred Stock.................    Edward H. Meyer                          30,000(g)         100
                                      777 Third Avenue
                                      New York, New York 10017

---------------
(a) Represents voting power only. Does not include shares issuable upon exercise or conversion of options or other securities which are contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Certain Relationships and Related Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed conversion and exercise thereof), and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited in the voting trust under the Voting Trust Agreement, exercisable options to purchase shares of Common Stock which Mr. Meyer has transfered to the trust for the benefit of his children, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement (other than shares deposited in the Voting Trust by Mr. Meyer).

(c) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(d) Information based on the Company's understanding of publicly-filed material. Tweedy Browne Company L.P., a registered investment advisor, which, together with related entities, on behalf of its clients, has been a long-term investor in the Company, has sole or shared dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly-filed material.
    T. Rowe Price Associates, Inc., a registered investment advisor, which, together with a related entity, on behalf of its clients, has been a long-term investor in the Company, has sole dispositive and voting power with respect to the shares listed.

(f) Includes shares of Common Stock and of Class B Stock, as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee (Mr. Meyer) under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement who are obliged, under the terms of the Voting Trust Agreement, to deposit shares in the voting trust acquired subsequent to the execution of the Voting Trust Agreement, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(g) Represents 20,000 of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holders of the Series I Preferred Stock, voting as a class, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, a director of one class is elected to serve for a three-year term or until the election of his successor.

     John Shannon has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 2001. Mr. Shannon is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Shannon and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                  TERM     NO. OF SHARES OF    PERCENT OF
                                                                 OFFICE      VOTING STOCK      VOTES CAST
                                                     DIRECTOR     WILL          OWNED          BY VOTING
       NAME(A)          AGE      OCCUPATION(B)        SINCE      EXPIRE    BENEFICIALLY(C)       SHARES
       -------          ---    ------------------    --------    ------    ----------------    ----------
Mark N. Kaplan........  68     Partner, Skadden,       1973       1999            2,200(e)          --(f)
                               Arps, Slate,
                               Meagher & Flom
                               LLP, law firm(d)

Edward H. Meyer.......  71     Chairman of the         1961       2000          564,501(g)       69.66%
                               Board, President
                               and Chief
                               Executive Officer

Richard R. Shinn......  80     Retired Chairman        1990         --(h)         1,000(i)          --(f)
                               of Metropolitan
                               Life Insurance
                               Company

John Shannon..........  61     President,              1991       1998            1,000             --(f)
                               Grey-International

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The positions of Messrs. Meyer and Shannon are with the Company, and each has served the Company for more than the past five years.

    Mr. Kaplan also serves on the boards of directors of American Biltrite Inc., Congoleum, Inc., Diagnostic/ Retrieval Systems, Inc., MovieFone Inc., REFAC Technology Development Corporation and Volt Information Sciences, Inc.

    Mr. Meyer is also a director of Bowne & Co., Inc., Ethan Allen Interiors, Inc., Harman International Industries, Inc. and The May Department Stores Company. Mr. Meyer also serves as director or trustee of thirty-six mutual funds advised by Merrill Lynch Asset Management, Inc. or its wholly-owned subsidiary, Fund Asset Management, Inc.

    Mr. Shinn is also a director of Union Texas Petroleum, Inc.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock, and Series I, II and III Preferred Stock. (See "Voting Securities" above.) Information is as of the record date.

(d) Skadden, Arps, Slate, Meagher & Flom LLP, a law firm in which Mr. Kaplan is a partner, has provided certain legal services to the Company in 1997 and 1998.

(e) Mr. Kaplan owns 1,100 shares of each of the Common Stock and of the Class B Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer owns beneficially 103,284 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 10.7%, 40.5%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.6%) and Class B Stock (9.4%) issuable on conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof and shares of Common Stock (5.5%) issuable upon exercise of currently exercisable stock options owned by Mr. Meyer after giving effect to the assumed exercise thereof. Does not include shares of the Common Stock and Class B Stock held in trust for Mr. Meyer's children, as to which Mr. Meyer, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, or exercisable options to purchase shares of Common Stock which Mr. Meyer transferred to the trust for the benefit of his children.

(h) Mr. Shinn had been elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

(i) Mr. Shinn owns 1,000 shares of Common Stock.

     The Board of Directors has no reason to believe Mr. Shannon will, for any reason, be unable to serve as a director. If, however, Mr. Shannon becomes unavailable to serve, for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $3,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under an agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board.

     During 1997, the Board met four times. Each director attended all of the meetings of the Board. The Audit Committee, which is comprised of Messrs. Kaplan and Shinn, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. Messrs. Kaplan and Shinn also comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the Compensation Committee receive $1,000 for each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company, except as indicated below:

                                 ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                             ----------------------------   ----------------------------------------
                                                                                             ALL
                                                               REST.          STOCK         OTHER
NAME AND POSITION            YEAR   SALARY(2)    BONUS(2)   STOCK($)(1)   OPTIONS(#)(3)    COMP.(1)
-----------------            ----   ---------    --------   -----------   -------------    --------
Edward H. Meyer............  1997   $2,575,000   $475,000       -0-             -0-       $1,584,347
Chairman, President and      1996    2,300,000    325,000       -0-          20,000        1,519,957
Chief Executive Officer      1995    2,058,333    591,667       -0-          40,000        1,278,954
Robert L. Berenson.........  1997   $  540,000   $310,000       -0-             -0-       $  380,854
President, Grey-N.Y          1996      540,000    240,000       -0-             -0-          339,466
                             1995      485,000    200,000       -0-           5,000          310,838
Barbara S. Feigin..........  1997   $  400,000   $215,000       -0-             -0-       $   64,952
Executive Vice President     1996      376,000    160,000       -0-             -0-          188,843
                             1995      376,000    150,000       -0-           2,000          181,085
Stephen A. Novick..........  1997   $  825,000   $150,000       -0-             -0-       $  495,207
Executive Vice President     1996      775,000    125,000       -0-             -0-          419,345
                             1995      737,500    125,000       -0-           3,500          385,439
John Shannon...............  1997   $  568,898   $262,400       -0-             -0-       $   65,982
President,
  Grey-International         1996      555,022    240,000       -0-             -0-           51,498
                             1995      476,500    201,500       -0-           2,000           49,889

---------------
(1) All Other Compensation includes: (i) contributions of $15,650 in 1997 to the Company's qualified defined contribution plans on behalf of the named executives other than Mr. Shannon, who, as a United Kingdom resident, participated in local pension programs to which he contributed funds out of his salary compensation; (ii) amount shown for Mr. Shannon represents deferred compensation pursuant to a subsidiary-sponsored program for United Kingdom executives; (iii) respective insurance premium expense coverage or reimbursement of $71,622, $18,595, $22,948, and $26,277 in 1997, for Messrs.
    Meyer, Berenson and Novick, and Ms. Feigin; (iv) accruals in the amounts of $241,500 for Mr. Meyer and $24,000 for Ms. Feigin in 1997 generally in respect of amounts which would have been allocated to Mr. Meyer's and Ms. Feigin's accounts under the Company's qualified defined contribution programs for such year but for certain limitations determined under the federal tax laws; (v) respective allocations under the Company's Senior Management Incentive Plan ("SMIP") in 1997, for Messrs. Berenson, Meyer and Novick, of $247,584, $1,256,550, and $257,584, such amounts include $100,000 for Mr. Berenson and $125,000 for Mr. Novick allocated in 1997 as advances to the five year SMIP begun in 1998; and (vi) $100,000 and $200,000, respectively, of loan forgiveness in 1997 in respect of Messrs. Berenson's and Novick's indebtedness to the Company.

(2) Includes amounts paid into a deferred compensation trust on Mr. Meyer's behalf in 1997. (See "Certain Relationships and Related Transactions" below.)

(3) No options were granted to any of the named executives during 1997.

AGGREGATE OPTIONS EXERCISED IN 1997 AND STOCK OPTION VALUES AS AT DECEMBER 31, 1997(1)

                                                                                          VALUE OF
                                                                  NUMBER OF             UNEXERCISED
                                                                 UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS AT             OPTIONS AT
                                                             DECEMBER 31, 1997(2)    DECEMBER 31, 1997
                                 SHARES                      --------------------    ------------------
                                ACQUIRED         VALUE           EXERCISABLE/           EXERCISABLE/
            NAME               ON EXERCISE    REALIZED(3)       UNEXERCISABLE          UNEXERCISABLE
            ----               -----------    -----------    --------------------    ------------------
Edward H. Meyer..............         --             --          53,333/6,667        $8,419,969/620,031
Robert L. Berenson...........         --             --               0/5,000                 0/897,500
Barbara S. Feigin............         --             --               0/2,000                 0/359,000
Stephen A. Novick............         --             --               0/3,500                 0/628,250
John Shannon.................         --             --               0/2,000                 0/359,000

---------------
(1) All options relate to shares of Common Stock.

(2) Includes options which were granted to Mr. Meyer and which, subsequent to such grant, and in accordance with the terms of the Company's stock option programs, Mr. Meyer transferred to a trust established for the benefit of his children.

(3) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price paid.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of the Company's outside directors. The Committee is responsible for the establishment of the goals of the Company's compensation practices and the implementation of compensation programs that further these goals. The Compensation Committee reviews regularly the development of the Company's operations, its revenue and profit performance, its prospects for growth, the general trends in the advertising agency industry and the particular needs of the Company.

     The Compensation Committee reviews and approves allocations under several long-term deferred and current compensation programs which have been developed over the years. These programs, which have utilized both cash and stock awards, are designed to foster a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business by rewarding excellent performance with current compensation, enhancing motivation for continued profit performance, encouraging a strong community of interests with the Company's stockholders through share awards and fostering the long-term retention of key management personnel through extended vesting periods.

     These goals are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Compensation Committee believes that the programs adopted by Grey have been helpful in retaining the Company's executive officers who average more than 20 years of service with the Company. This stability, which is not prevalent in the advertising agency business more generally, has, in the judgment of the Compensation Committee, been important in enabling the Company to achieve its performance over the last 20 years. Over such 20-year period, and as through the record date, the Company's stock price has had an annual compounded return, exclusive of dividends, of approximately 18%.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     In recent years, a significant portion of the executives' total compensation has been provided through payment of discretionary annual bonuses and through allocations under the Company's Senior Management Incentive Plan ("SMIP"). The total amounts paid or allocated, as the case may be, are related to overall corporate operating performance and have trended upwards in better years. In granting annual bonuses, the Compensation Committee considers the executives' relative contribution to the Company's overall success, the need for executives to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors. The Compensation Committee increased Mr. Meyer's salary effective the beginning of 1998 with a raise in line with the rate of increase of the Company's gross income and in recognition of the Company's strong operating profit performance. Mr. Meyer's bonus for 1997 was $475,000 which was considered appropriate given the Company's record performance. The Committee also considered the compensation of other chief executive officers generally, as such data is publicly available and set forth in various compilations. In addition, the Committee considered the available information about the compensation of chief executive officers of other advertising agencies. The Committee also recognizes the increasingly costly marketplace for senior executive talent in the advertising agency industry generally and the necessity for the Company to remain competitive. In 1997, the Company provided for payments to fund a pension obligation to Mr. Meyer following the expiration of his current employment agreement on the basis discussed elsewhere in the proxy statement. The Committee believed this was appropriate in recognition of Mr. Meyer's continued employment beyond normal retirement age. In reviewing Mr. Meyer's compensation elements, the Compensation Committee further considered that Mr. Meyer has been employed by the Company since 1956 and has served as the Chief Executive Officer since 1971, that despite difficult business conditions in several major markets Mr. Meyer led the Company to record profits and significantly increased share performance during the course of 1997, and that the Company's continued strong and steady growth is importantly attributed to Mr. Meyer's leadership. The Committee also considered Mr. Meyer's long-term contributions in creating value for the Company and its stockholders by establishing and maintaining many significant client relationships, and by overseeing the Company's expansion into new disciplines and parts of the world. Overall, it is the generalized view of the Compensation Committee that under Mr. Meyer's direction the Company has been and is well organized, and managed for long-term, stable growth.

     Under SMIP, as approved by the Company's stockholders, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 1993 through 1997. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, the Compensation Committee, as agreed in prior years, awarded Mr. Meyer with respect to 1997 an amount corresponding to 15% of the aggregate amount credited for 1997 under SMIP.

     The income tax laws deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with providing competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Compensation Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting, the Company's stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, as discussed below, the Company has entered into arrangements with each of Messrs. Meyer and Novick intended to ensure continued compliance in the future.

                                          Mark N. Kaplan
                                          Richard R. Shinn

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN; PENSION ARRANGEMENTS

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of $50,000 per year. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to $25,000 for the shorter of such spouse's life and 20 years. Each of the named executives (other than Mr. Shannon) is a participant under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson and Novick, and Ms. Feigin. The Company, in 1997, also agreed to make certain payments ("pension deposits") to a rabbi trust established with the United States Trust Company of New York which would be used to fund a pension obligation to be payable to Mr. Meyer over the eleven year period following the normal expiration of his current employment agreement ("pension period"). The initial pension deposit, made with respect to 1997, was $1,040,000 and annual pension deposits of $360,000 are scheduled to be made in 1998 through 2002, inclusive. The amount of the pension to be paid to Mr. Meyer will depend on, and be limited to, the funds in the rabbi trust during the pension period. In addition, upon termination of Mr. Meyer's employment prior to the commencement of the pension period or upon his death, any undistributed funds in the rabbi trust would be paid to Mr. Meyer or his estate, as the case may be, in satisfaction of any future obligations with respect to this pension.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Meyer and Novick have employment agreements with the Company. In addition, the Company has an understanding with Mr. Berenson providing for his continued employment with the Company through December 31, 1999 at a base annual salary of $625,000 per year. In addition, an agreement with Mr. Berenson provided that the Company would advance him a compensatory loan in an amount not to exceed $500,000 to facilitate the purchase of a primary residence which would secure the loan. Such loan was to be repayable five years after it was made or upon termination of Mr. Berenson's employment with the Company under certain circumstances (with the Company having agreed to forgive 20% of the original amount thereof each December 31 on which Mr. Berenson was employed after the closing of the loan). During 1993, in lieu of making the loan to Mr. Berenson and forgiving it as contemplated, the Company assisted Mr. Berenson in securing a loan from a commercial bank by agreeing to amortize up to $100,000 per year for up to five years (through 1997) of the principal on the mortgage loan Mr. Berenson took from such bank. The Company's obligation to reimburse the bank is essentially parallel to the obligation it would have had to Mr. Berenson to forgive the loan his agreement contemplated being made to him and, therefore, it is considered the equivalent of a loan forgiveness. In addition, in early 1994, the Company loaned Mr. Berenson $50,000 which is forgivable by the Company assuming his continued employment through 1998. In 1995, the Company loaned Mr. Berenson $125,000 which is forgivable by the Company assuming Mr. Berenson's continued employment through 1999. During 1996, the Company loaned Mr. Berenson $700,000, $200,000 of which is forgivable by the Company assuming his continued employment through 2003, and $500,000 of which is forgivable by the Company assuming his continued employment through 2004.

     In 1984, the Company entered into an employment agreement with Mr. Meyer, as amended, which provides for Mr. Meyer's employment with the Company through December 31, 2002. The agreement also provides for a minimum annual salary of $2,900,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $46,647 in premiums in respect of these policies in 1997. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equivalent to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, for the ten year period (subject to reduction or suspension in the event

Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer with an office, and related office staff and facilities, and the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him for a ten year period following termination of his employment up to $100,000 per year during the first five years of such period and $50,000 per year during the remainder of such period, with such amounts being adjusted for increases in the consumer's price index until the date of termination of his employment. During such ten year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds during the first five years of the period and of $50,000 per year during the remainder of the period.

     In the context of the agreement extending the term of Mr. Meyer's employment agreement through the date hereinabove mentioned, the Company and Mr. Meyer also reached agreement providing for the deferral of certain compensation otherwise payable to him and the payment of such deferred compensation into a trust, commonly referred to as a rabbi trust, established with United States Trust Company of New York. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of Section 162(m) of the Internal Revenue Code ("Section") at such time as the monies are paid to Mr. Meyer from the trust. The Section, under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly-held corporation to certain of its executives. For 1997, all of cash compensation payable to Mr. Meyer in excess of $930,000 was deferred and paid into the trust. In 1998 and subsequent years, such compensation as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of the Section. Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, following the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability. For the purpose of the presentation of Mr. Meyer's compensation in the Summary Compensation Table hereinabove provided, the amounts deferred and paid into the trust are deemed having been paid to Mr. Meyer.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 31, 2003, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000 due December 31, 2004. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.54, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,988, representing the amount of tax required to be withheld in connection with such option exercise. The promissory notes are each full recourse, mature on December 22, 2001 and bear interest at the rate of 6.06% per year. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the Company in 1981, 1982 and 1983 as part payment for Mr. Meyer's purchase of shares of Series I, II and III Preferred Stock. The redemption date of the three series of Preferred Stock is fixed at April 7, 2004. The terms of the Preferred Stock also give Mr. Meyer or his estate, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his

(i) death, (ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason or (iv) termination of full-time employment by the Company without cause.

     During 1994, the Company entered into an agreement with Mr. Novick pursuant to which his employment by the Company was continued at a minimum annual compensation of $825,000 per year. The agreement provides that, Mr. Novick shall remain employed with the Company through 1998 and that, during the term of his agreement, he shall have an annual allocation pursuant to the SMIP of not less than $150,000 and an annual bonus of not less than $75,000. The agreement also provided for the Company to lend to Mr. Novick $600,000 to acquire a new residence intended to be used, in part, for business entertaining. This loan is forgivable in three annual installments of $200,000 at the end of each of 1996, 1997 and 1998, provided Mr. Novick is then employed by the Company. During 1997 the Company forgave $200,000 of this loan.

     If Mr. Meyer had been terminated effective December 31, 1997 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of his agreement, the amount then payable to him would have been $42,813,532. Other than pursuant to the loans described above in connection with Mr. Meyer's securities, and Messrs. Berenson's and Novick's arrangements, no executive named above is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives (other than Mr. Shannon) and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The voting trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE S&P 500 INDEX AND FIVE OTHER PUBLICLY-TRADED ADVERTISING AGENCIES

        MEASUREMENT PERIOD                                                    S&P 500 TOTAL
      (FISCAL YEAR COVERED)               GREY             PEER GROUP            RETURN
1992                                     100.00              100.00              100.00
1993                                     139.14              107.21              110.08
1994                                     114.56              115.19              111.53
1995                                     154.81              152.90              153.45
1996                                     199.91              188.40              188.68
1997                                     270.01              294.67              251.63

     The Company's peer group is comprised of Cordiant plc, The Interpublic Group of Companies, Inc., Omnicom Group, Inc., True North Communications, Inc. and WPP Group, plc. The graph assumes the initial investment of $100 on December 31, 1992 and the reinvestment of dividends thereafter.

                 PROPOSAL TO APPROVE THE GREY ADVERTISING INC.
                     1998 SENIOR MANAGEMENT INCENTIVE PLAN

     The Grey Advertising Inc. 1998 Senior Management Incentive Plan ("1998 SMIP") was adopted by the Board on November 21, 1997, subject to stockholder approval. The following description of the 1998 SMIP is not intended to be complete and is qualified in its entirety by the complete text of the 1998 SMIP, a copy of which is attached hereto as Exhibit A. Capitalized terms used herein, unless otherwise defined, will have the meaning assigned to them in the text of the 1998 SMIP.

     The 1998 SMIP is intended to provide performance-based compensation and do so in a manner so as to be eligible for compliance with Section 162(m) of the Code ("Section"), if the conditions of the Section are satisfied. The Section denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals ("Covered Employees") who are employed at the end of the employer's taxable year: the Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by "outside directors". Accordingly, if the conditions of the Section relating to performance-based compensation and the other conditions of the Section are satisfied, compensation paid to Covered Employees (as defined in the Section) will not be subject to the deduction limit of the Section. In this regard, the regulations under the Section contain a definition of (and other rules regarding) "outside directors" which do not currently permit Mr. Kaplan to qualify as an "outside director". However, the 1998 SMIP contains deferral features (described below) which are designed to enable the Company to preserve (if appropriate) the deductibility of all payments made under the 1998 SMIP irrespective of whether the 1998 SMIP otherwise satisfies the conditions of the Section.

               DESCRIPTION OF PRINCIPAL FEATURES OF THE 1998 SMIP

     The 1998 SMIP is intended to provide additional compensation to certain key executives of the Company and its subsidiaries based on the consolidated earnings of the Company and, thereby, to advance the continued success of the Company by providing additional incentive to such individuals to promote the success of the business and enable the Company and its subsidiaries to attract and retain the services of such key executives.

     The 1998 SMIP is administered by the Board or the Compensation Committee of the Board (the Board or such Compensation Committee, as the case may be, being hereinafter referred to as the "Compensation Committee"), which has the authority to make all determinations deemed necessary or advisable for the administration of the 1998 SMIP. The Compensation Committee has full and final authority to interpret the 1998 SMIP, to prescribe, amend and rescind rules and regulations relating to it, and to make all determinations necessary or advisable for its administration. To the extent permitted by Rule 16b-3 (as promulgated under the Securities Exchange Act of 1934, as amended) ("Rule 16b-3") and the Section, however, the Compensation Committee may delegate some or all of its functions under the 1998 SMIP to the Chief Executive Officer of the Company. The Compensation Committee or the Chief Executive Officer, as the case may be, is referred to hereinafter as the "Committee".

     The aggregate number of treasury or authorized but unissued shares of Common Stock which may be allocated under the 1998 SMIP will not exceed 200,000 shares, subject to adjustment as described in the following sentence. In the event that the number of outstanding shares of Common Stock is changed (or converted into other consideration) as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events, the number of shares of Common Stock which may be allocated under the 1998 SMIP and the number of shares of Common Stock represented by outstanding allocations (as well as the consideration to be issued or paid under the 1998
SMIP) will be appropriately adjusted (including through the substitution of other consideration) as determined by the Committee so as to reflect any such change.

     Key executives of the Company and its subsidiaries (including executive officers and directors who are employees) are eligible to become participants in the 1998 SMIP. The Committee, in its sole discretion, will determine which key executives will become participants in the 1998 SMIP. In selecting participants, the Committee will consider such factors as it, in its sole discretion, deems relevant in connection with accomplishing the purposes of the 1998 SMIP.

     For each of the calendar years 1998 through 2002 (each, a "Plan Year"), there will be credited by the Committee to the 1998 SMIP for the benefit of the participants an amount equal to 12% of the Earnings (as defined below) for such Plan Year, provided, however, that such crediting will be made only if the Earnings for such Plan Year exceed $15,000,000. (The amount credited to the 1998 SMIP for any Plan Year is the "Plan Year Pool".)

     "Earnings" for any Plan Year means the Company's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Company and its subsidiaries, but before deduction of any amounts to be credited under this 1998 SMIP and any deduction for the provision for taxes on income. In determining Earnings for a particular Year, the Committee has the authority to make adjustments in recognition of unusual or non-recurring events affecting the Company or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

     For each Plan Year, the Committee will allocate to each participant an amount ("Allocation Amount") of the Plan Year Pool for such Plan Year. The Allocation Amount of a participant may not exceed 30% of the Plan Year Pool with respect to any Plan Year. Allocations with respect to a Plan Year will be made by the Committee not later than June 30th of each year following the Plan Year to which such allocations apply.

     Each participant will be designed as either a Cash Participant or a Stock Participant (as such terms are defined in the 1998 SMIP). Allocations to a Cash Participant will be made entirely in cash. Allocations to Stock Participants will be made one-half in cash and one-half in Common Stock. For purposes of the preceding sentence, the fair market value of the Common Stock will be determined based on the average of the means of the daily high bid and low asked prices of the Common Stock on the last 15 days on which the Common Stock traded during December of the Plan Year to which allocations are attributable.

     At the end of each Plan Year, an amount will be determined for each Stock Participant ("Dividend Amount") equal to the number of shares in each Stock Participant's stock account ("Stock Accumulated Account") as at the end of the previous Plan Year multiplied by the amount of the dividends per share of Common Stock paid by the Company during the Plan Year. The Dividend Amount will then be divided by the then fair market value of the Common Stock and the Stock Participant's Stock Accumulated Account will be credited with the number of shares of Common Stock equalling the resulting quotient.

     A participant's account may either be vested or contingent. A participant's account will be vested from and after the participant's Vesting Date as to all amounts or Common Stock in such account on the Vesting Date and as to all amounts or Common Stock credited thereafter. The Vesting Date of a participant will be date on which there occurs the earliest of (i) the participant becomes a "Vested Participant" (defined as a participant who has reached age 65 when becoming a participant prior to December 31, 1997); (ii) the participant completes five full calendar years of continuous employment with the Company or a subsidiary after becoming a participant in the 1998 SMIP, provided that any person who became a participant in the 1998 SMIP prior to or during 1998 will be deemed to have completed such five full calendar years if he/she shall have remained continuously employed with the Company or a subsidiary through December 31, 2002; or (iii) the participant dies or becomes permanently disabled while an employee of the Company or a subsidiary.

     Payments from vested accounts will be made to participants in the discretion of the Committee as follows: (i) cash payments to Cash Participants may be made in a lump sum, on or before June 30 following the Vesting Date; (ii) Common Stock distributions to Stock Participants may be made in a single distribution on or before June 30 following the Vesting Date; and (iii) cash payments and/or Common Stock distributions may be made in no less than two nor more than five equal annual installments, the first installment to be paid on or before June 30 following the Vesting Date until the amount of cash and/or Common Stock in the participant's vested account has been paid or distributed as the case may be, in full. Notwithstanding the foregoing, the Committee may defer the payment of funds or distribution of Common Stock to participants until such time and to the extent necessary to ensure that such payment or distribution will not be rendered nondeductible to the Company by reason of the Section.

     A participant with a contingent account whose employment terminates for any reason (except for death or permanent disability) will forfeit his or her account. Any forfeited contingent account, in the discretion of the Committee, in general, may be reallocated and applied to participants or may be returned to the Company.

     The Board may amend or terminate the 1998 SMIP at any time; provided, however, that any such termination or amendment will not adversely affect any amounts previously credited to the participants under the 1998 SMIP without the consent of the affected participants; and provided, further, that no such amendment may be made without the requisite approval of stockholders of the Company if such approval is required by Rule 16b-3.

     Inasmuch as benefits under the 1998 SMIP are based directly on the financial performance of the Company over the Plan Year, such benefits are not determinable. Awards made to the named executive officers in respect of 1997 under the Grey Advertising Inc. 1993 Senior Management Incentive Plan are noted in the Summary Compensation Table above.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to adopt this proposal. In accordance with Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted as being present and will have the same effect as votes against this proposal. Broker non-votes will not be counted as present and, accordingly, will not affect the vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young LLP, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young LLP the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal to be presented at the 1999 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address of the Company which is given above, so that it is received no later than February 3, 1999.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. Employees of the Company, however, may solicit proxies by telephone, other means of communication or personal contact, but at no additional compensation.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                          STEVEN G. FELSHER
                                           Secretary

July 27, 1998

                                                                       EXHIBIT A

                             GREY ADVERTISING INC.

                     1998 SENIOR MANAGEMENT INCENTIVE PLAN

1.  PURPOSES OF THE PLAN

     The 1998 Senior Management Incentive Plan ("Plan") is intended to provide additional compensation to certain key executives of Grey Advertising Inc., a Delaware corporation ("Grey"), and its subsidiaries (collectively, with Grey, the "Corporation"), based on the earnings of the Corporation and, thereby, to advance the continued success of the Corporation by providing additional incentive for them to promote the success of the business and to enable the Corporation to attract and retain the services of key executives. In furtherance of these goals, a percentage of the Earnings (as hereinafter defined) of the Corporation for each of the calendar years (each of which is hereinafter called a "Plan Year") 1998 through 2002 shall be allocated to the Plan and credited and distributed to Participants (as hereinafter defined) in accordance with and subject to the terms of the Plan. Executives who are designated participants under the Plan are herein called "Participants". In addition, in order to encourage community of interest with the stockholders of Grey, certain awards under the Plan shall be in the form of the common stock, par value $1 per share ("Stock"), of Grey.

2.  SHARES SUBJECT TO THE PLAN

     Except as hereinafter provided in this Section 2, the aggregate number of shares of Stock which may be allocated under the Plan shall not exceed 200,000 shares ("Shares"), subject to adjustment as provided in the following paragraph. Shares shall be made available, at the discretion of the Committee (as hereinafter defined), either from the authorized but unissued shares of Stock or from shares of Stock held in Grey's treasury.

     In the event that the number of outstanding shares of Stock of Grey shall be changed (or converted into other consideration) as a result of stock splits, combinations or exchanges of shares, or through reorganization, merger, consolidation or similar events, the number of Shares which may be allocated under the Plan and the number of Shares represented by outstanding allocations (as well as the consideration to be issued or paid under the Plan) shall be appropriately adjusted (including through the substitution of other consideration) as determined at the sole discretion of the Committee so as to reflect any such change.

3.  ELIGIBILITY

     Key executives of the Corporation (including executive officers and directors who are employees) shall be eligible to become Participants in the Plan. The Board of Directors of Grey ("Board") or the Compensation Committee of the Board (the Board or such Compensation Committee, as the case may be, being hereinafter referred to as the "Compensation Committee"), in its sole discretion, shall determine which key executives shall become Participants in the Plan. In selecting participants, the Compensation Committee shall consider such factors as it shall, in its sole discretion, deem relevant in connection with accomplishing the purposes of the Plan. An employee shall become a Participant upon the allocation to him/her of cash credits or Stock Allocations (as hereinafter provided) under the Plan.

4.  PARTICIPANTS

     There shall be three types of Participants in the Plan as follows:

          (a) Participants who have achieved the age of 65 when they become Participants prior to December 31, 1997 ("Vested Participants");

          (b) Participants who are designated "Cash Participants", to whom awards shall be paid solely in cash; and

          (c) Participants who are not Cash Participants ("Stock Participants"), to whom awards may be paid partly in Stock.

5.  AMOUNTS CREDITED TO THE PLAN; ALLOCATIONS TO PARTICIPANTS

          (a) For each Plan Year, there shall be credited by the Committee (as defined in Section 9 of the Plan) to the Plan for the benefit of the Participants an amount equal to 12% of the Earnings (as hereinafter defined) for such Plan Year; provided, however, such crediting shall be made only if the Earnings for such Plan Year exceed $15,000,000. (The amount credited to the Plan for any Plan Year is hereinafter referred to as the "Plan Year Pool".)

          (b) For each Plan Year, the Committee shall allocate to each Participant an amount ("Allocation Amount") of the Plan Year Pool for such Plan Year. The Allocation Amount of a Participant may not exceed 30% of the Plan Year Pool with respect to any Plan Year. Allocations with respect to a Plan Year shall be made by the Committee not later than June 30th of each year following the Plan Year to which such allocations apply. Any portion of the Plan Year Pool which is not allocated to Participants may not be allocated for any other Plan Year.

          (c) Allocations to each Cash Participant shall be made in the form of cash credits. Allocations ("Stock Participant Allocations") to each Stock Participant shall be made half in cash credits and half in Stock Allocations as hereinafter defined. Allocations in the form of Stock ("Stock Allocations") to each Stock Participant shall be made corresponding to such numbers of shares of Stock as shall equal (i) one half of the dollar value of the total credits which would otherwise be allocated to such Stock Participant, divided by (ii) the average of the means of the daily high bid and low asked prices of the Stock as reported in the Wall Street Journal on the last 15 days on which the Stock traded during December of the Plan Year to which the allocations are attributable. (If the Stock is traded on fewer than 15 days during such December, the average of the means of the high bid and low asked prices on days on which trading occurred shall be used.)

          (d) As at the end of each Plan Year, there shall be determined for each Stock Participant an amount ("Dividend Amount") equal to the number of shares of Stock in each Stock Participant's Stock Accumulated Account (as hereinafter defined) as at the end of the previous Plan Year multiplied by the amount of the dividends per share of Stock paid by Grey during the Plan Year. (A Stock Participant's "Stock Accumulated Account" shall be such number of shares of Stock in the Plan as shall have theretofore been allocated to such Stock Participant.) The Dividend Amount shall then be divided by the price of the Stock determined in the preceding paragraph (c) and there shall be credited to the Stock Participant's Stock Accumulated Account, Stock Allocations representing such number of shares of Stock as shall be equal to the resulting quotient.

          (e) "Earnings" as used herein shall mean the Corporation's net income as determined for financial reporting purposes, determined in accordance with generally accepted accounting principles consistently applied, after deduction of all expenses incurred by the Corporation, but before deduction of any amounts to be credited under this Plan and any deduction for the provision for taxes on income. In determining Earnings for a particular Plan Year, the Compensation Committee shall have the authority to make adjustments in recognition of unusual or non-recurring events affecting the Corporation or its financial statements, or in response to changes in applicable laws, regulations or accounting principles.

          (f) This is an unfunded plan and the crediting of Stock to the accounts of Stock Participants or of amounts to the accounts of Cash Participants shall not require the Corporation to set aside or pay funds, or to set aside or transfer Stock, unless and until required by Paragraph 8 hereof.

6.  VESTING

     A Participant's account (whether Stock or cash) may either be vested or contingent. An account shall be contingent ("Contingent Account") until a Participant's Vesting Date (as hereinafter defined) occurs. A Participant's account shall be vested ("Vested Account") from and after the Participant's Vesting Date as to all amounts or Stock in such account on the Vesting Date and as to all amounts or Stock credited thereafter. The Vesting Date of a Participant shall be the date on which the first of the following events occurs:

          (a) The Participant becomes a Vested Participant as defined in paragraph 4(a) hereof; or

          (b) The Participant has completed five full calendar years of continuous employment with the Corporation after becoming a Participant in the Plan, provided that any person who became a Participant in the Plan prior to or during 1998 shall be deemed to have completed such five full calendar years if he or she shall have remained continuously employed with the Corporation through December 31, 2002; or

          (c) The Participant dies or becomes permanently disabled while an employee of the Corporation.

7.  FORFEITURES

     A Participant with a Contingent Account whose employment terminates for any reason whatsoever (except for death or permanent disability) shall forfeit his or her account. Any forfeited Contingent Account, in the discretion of the Committee, may be reallocated and applied to Participants other than Participants who are "Covered Employees" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code")) or may be returned to the Corporation.

8.  PAYMENTS TO PARTICIPANTS

          (a) No payment of funds or distributions of Stock from Contingent Accounts shall be made to Participants. Payments and distributions shall be made to Participants of sums credited or Stock allocated, as the case may be, to their respective Vested Accounts in the discretion of the Committee, as follows:

             (i) in the case of cash payments to a Cash Participant or a Stock Participant, in a lump sum, on or before June 30th following the Vesting Date;

             (ii) in the case of Stock distributions to a Stock Participant, by the issuance of such a number of shares of Stock as shall then be in such Stock Participant's Stock Accumulated Account (except for fractional shares which shall be paid in cash) on or before June 30th following the Vesting Date; and

             (iii) notwithstanding the foregoing, cash payments and/or Stock distributions may be made in no less than two nor more than five equal annual installments, as determined by the Board, the first installments to be paid on or before June 30th following the Vesting Date, and succeeding installments to be paid on or before each succeeding June 30th, until the amount of cash or Stock in the Participant's Vested Account shall have been paid or distributed, as the case may be, in full.

          (b) Anything to the contrary contained above notwithstanding, in no event shall any payment be required to be made to a Participant sooner than 90 days after a Participant's Vesting Date. In the event the Committee shall have determined to make payment in accordance with sub-paragraph 8(a)(iii), the Committee shall have the right, subsequently, to amend its determination in order to accelerate the payment to any Participant.

          (c) Notwithstanding the above provisions of this Section 8, the Committee may, in its discretion, defer the payment of funds and/or distribution of Stock to Participants until such time and to the extent necessary to ensure that such payment or distribution shall not be rendered non-deductible to the Corporation by reason of Section 162(m) of the Code. The Committee shall have the authority to prescribe such other terms and conditions relating to such deferral as it may deem appropriate.

9.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee, which shall have full and final authority, subject to the express provisions of the Plan, to make all determinations deemed necessary or advisable for the administration of the Plan. The Compensation Committee shall have full and final authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations necessary or advisable for its administration. However, to the extent permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and by Section 162(m) of the Code, the Compensation Committee may delegate some or all of its functions under the Plan to the Chief Executive Officer of Grey (the Compensation Committee or the Chief Executive Officer, as the case may be, in such instance, being referred to herein as the "Committee"). In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Corporation to the fullest extent permissible under applicable law while serving as a member of the Committee.

10.  NON-TRANSFERABILITY OF INTERESTS IN THE PLAN

     Interests of Participants in the Plan (including cash amounts or Stock allocated to their accounts) shall not be transferable otherwise than by will or by the laws of descent and distribution. More particularly, but without limiting the generality of the foregoing, no such interests may be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated in any manner, nor shall any such interests be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to this provision, and any levy or any attachment or similar process upon such an interest, shall be null and void and without effect, and the Committee may, in its discretion, upon the happening of any such event, terminate and declare such an interest forfeited forthwith.

11.  TERMINATION AND AMENDMENT OF PLAN

     The Board may terminate this Plan at any time or make such amendments hereto as it shall deem advisable; provided, however, that any such termination or amendment shall not adversely affect any allocations previously credited to Participants under this Plan, whether in Vested or Contingent Accounts, without the consent of the affected Participants; and provided, further, that no such amendment may be made without the requisite approval of stockholders of Grey if such approval is required in order to maintain compliance with Rule 16b-3. No such termination shall accelerate any vesting under the Plan. Notwithstanding that the amounts may be credited or paid thereafter, no credits or payments shall be made under this Plan with respect to any year after the final Plan Year.

12.  MISCELLANEOUS

          (a) Allocations may be made under this Plan from earlier plans of like nature, and such allocations shall be valued and shall vest as determined by the Committee.

          (b) Computations under this Plan shall be carried to the nearest one-one thousandth of a share or dollar, as the case may be.

          (c) This Plan shall be governed by the laws of the State of New York.

          (d) Captions are used herein for convenience only and shall not have any legal effect.

==============================================================================
                             GREY ADVERTISING INC.
                     LIMITED DURATION CLASS B COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 1998


     The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Atlanta Division of the Company's public relations subsidiary, The GCI Group, Inc., 1355 Peachtree Street, N.E., Atlanta, Georgia, on August 17, 1998 at 8:00 AM, local time, and at any and all adjournments thereof, on the following matters.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEM 2 AND ITEM 3. IF OTHER MATTERS NOT NOW KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

     If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                          (Continued on reverse side)

             -- Please Detach and Mail in the Envelope Provided --


        Please mark your
A  [X]  votes as in this
        example.

                                                WITHHELD
                                   FOR            FROM
                                   [ ]            [ ]
Proposal No. 1.
     The election of
     John Shannon,
     as Director, to hold office until the Annual Meeting to be held in 2001 or until the election of his successor.

                                             FOR       AGAINST        ABSTAIN
Proposal No. 2.  A proposal to approve the   [ ]         [ ]            [ ]
     Company's 1998 Senior Management
     Incentive Plan.

Proposal No. 3.  A proposal to ratify the    [ ]         [ ]            [ ]
     selection of Ernst & Young LLP as
     independent auditors for the Company
     for 1998.

Proposal No. 4. The transaction of such other business as may properly come before the meeting, and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement dated July 27, 1998.


Signature(s)                                 (LS) Dated                 1998
            ------------------- -------------          -----------------
Note: Stockholder(s) should sign exactly as name appears above

                             GREY ADVERTISING INC.

                                  COMMON STOCK

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 1998

     The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Feisher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Atlanta Division of the Company's public relations subsidiary, The GCI Group, Inc., 1355 Peachtree Street, N.E., Atlanta, Georgia, on August 17, 1998 at 8:00 AM, local time, and at any and all adjournments thereof, on the following matters.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSALS REFERRED TO IN ITEM 2 AND ITEM 3. IF OTHER MATTERS NOT NOW KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

     If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.
                          (Continued on reverse side)

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
      Please mark your
A [X] votes as in this
      example.

                          WITHHELD                         FOR  AGAINST  ABSTAIN
                 FOR        FROM         PROPOSAL NO. 2.   [ ]    [ ]      [ ]
PROPOSAL NO. 1   [ ]         [ ]          A proposal to approve the Company's
  The election of John Shannon,           1998 Senior Management Incentive Plan.
  as Director, to hold office
  until the Annual Meeting to            PROPOSAL NO. 3.   [ ]    [ ]      [ ]
  be held in 2001 or until the            A proposal to ratify the selection of
  election of his successor.              Ernst & Young LLP as independent
                                          auditors for the Company for 1998.

                                         PROPOSAL NO. 4. The transaction of
                                         such other business as may properly
                                         come before the meeting, and at any
                                         and all adjournments thereof.

                                         The undersigned hereby acknowledges
                                         receipt of the Notice of the Meeting
                                         and Proxy Statement dated July 27,
                                         1998.

SIGNATURE(S)                                          (L.S.)  DATED         1998
            -----------------------------------------              ---------
NOTE: Stockholder(s) should sign exactly as name appears above.